                                                                     Exhibit 3.4

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                      CENTENNIAL CELLULAR OPERATING CO. LLC


         This Limited Liability Company Agreement of Centennial Cellular Operating Co. LLC (the "Company"), is made as of November 30, 1998, by Centennial Finance Corp., a Delaware corporation ("Parent"), and the Persons who become members of the Company in accordance with the provisions hereof and whose names are set forth as Members on Schedule A hereto.

         WHEREAS, Parent desires to form a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. Sections 18-101, et seq., as amended from time to time (the "Delaware Act"), by filing a Certificate of Formation of the Company with the office of the Secretary of State of the State of Delaware and entering into this Agreement.

         NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound, the Members hereby agree as follows:


                                    ARTICLE I

                                  DEFINED TERMS

         Section 1.1 Definitions. Unless the context otherwise requires, the terms defined in this Article I shall, for the purposes of this Agreement, have the meanings herein specified.

         "Additional Members" has the meaning set forth in Section 13.1 hereof.

         "Affiliate" means with respect to a specified Person, any Person that directly or indirectly controls, is controlled by, or is under common control with, the specified Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

         "Agreement" means this Limited Liability Company Agreement of the Company, as amended, modified, supplemented or restated from time to time.

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         "Capital Account" means, with respect to any Member, the account maintained for such Member in accordance with the provisions of Section 4.4 hereof.

         "Capital Contribution" means, with respect to any Member, the aggregate amount of money and the fair market value of any property (other than money) contributed to the Company pursuant to Section 4.1 hereof with respect to such Member's Interest.

         "Certificate" means the Certificate of Formation of the Company and any and all amendments thereto and restatements thereof filed on behalf of the Company with the office of the Secretary of State of the State of Delaware pursuant to the Delaware Act.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any corresponding federal tax statute enacted after the date of this Agreement. A reference to a specific section of the Code refers not only to such specific section but also to any corresponding provision of any federal tax statute enacted after the date of this Agreement, as such specific section or corresponding provision is in effect on the date of application of the provisions of this Agreement containing such reference.

         "Company" means Centennial Cellular Operating Co. LLC, the limited liability company formed and continued under and pursuant to the Delaware Act and this Agreement.

         "Covered Person" means a Member, any Affiliate of a Member, any officers, directors, shareholders, partners, employees, representatives or agents of a Member, or their respective Affiliates, or any employee or agent of the Company or its Affiliates.

         "Delaware Act" means the Delaware Limited Liability Company Act, 6 Del.C. Sections 18-101, et seq., as amended from time to time.

         "Fiscal Year" means (i) the period commencing upon the formation of the Company and ending on December 31, 1998, (ii) any subsequent twelve (12) month period commencing on January 1 and ending on December 31, or (iii) any portion of the period described in clause (ii) of this sentence for which the Company is required to allocate Profits, Losses and other items of Company income, gain, loss or deduction pursuant to Article VIII hereof.

         "Interest" means a Member's limited liability company interest in the Company which represents such Member's share of the profits and losses of the Company and a Member's right to receive distributions of the Company's assets in accordance with the provisions of this Agreement and the Delaware Act.

         "Member" means Parent and includes any Person admitted as an Additional Member pursuant to the provisions of this Agreement, in such Person's capacity as a member of the Company; and "Members" means two (2) or more of such Persons when acting in their capacities


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as members of the Company. For purposes of the Delaware Act, the Members shall constitute one (1) class or group of members.

         "Net Cash Flow" means, for each Fiscal Year or other period of the Company, the gross cash receipts of the Company from all sources, but excluding any amounts, such as gross receipts taxes, that are held by the Company as a collection agent or in trust for others or that are otherwise not unconditionally available to the Company, less all amounts paid by or for the account of the Company during the same Fiscal Year or other period (including, without limitation, payments of principal and interest on any Company indebtedness and expenses reimbursed to the Members under Section 5.2 hereof), and less any amounts determined by the Members to be necessary to provide a reasonable reserve for working-capital needs or any other contingencies of the Company. Net Cash Flow shall be determined in accordance with the cash receipts and disbursements method of accounting and otherwise in accordance with generally accepted accounting principles consistently applied. Net Cash Flow shall not be reduced by depreciation, amortization, cost recovery deductions, depletion, similar allowances or other non-cash items, but shall be increased by any reduction of reserves previously established.

         "Percentage Interest" means the Interest of a Member, expressed as a portion of one hundred percent, as shown on Schedule A hereto.

         "Person" includes any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization.

         "Profits" and "Losses" means, for each Fiscal Year, an amount equal to the Company's taxable income or loss for such Fiscal Year, determined in accordance with Section 703(a) of the Code.

         "Tax Matters Partner" has the meaning set forth in Section 11.1 hereof.

         "Treasury Regulations" means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         Section 1.2 Headings. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.


                                   ARTICLE II

                               FORMATION AND TERM



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         Section 2.1 Formation.

                  2.1.1 The Members hereby form the Company as a limited liability company under and pursuant to the provisions of the Delaware Act and agree that the rights, duties and liabilities of the Members shall be as provided in the Delaware Act, except as otherwise provided herein.

                  2.1.2 Upon the execution of this Agreement or a counterpart of this Agreement, Parent shall be admitted as the sole member of the Company.

                  2.1.3 The name and mailing address of each Member and the amount contributed to the capital of the Company shall be listed on Schedule A attached hereto. The Members shall be required to update Schedule A from time to time as necessary to accurately reflect the information therein. Any amendment or revision to Schedule A made in accordance with this Agreement shall not be deemed an amendment to this Agreement. Any reference in this Agreement to Schedule A shall be deemed to be a reference to Schedule A as amended and in effect from time to time.

                  2.1.4 Parent, as an authorized person within the meaning of the Delaware Act, shall execute, deliver and file the Certificate.

         Section 2.2 Name. The name of the Company formed hereby is Centennial Cellular Operating Co. LLC. The business of the Company may be conducted upon compliance with all applicable laws under any other name designated by the Members.

         Section 2.3 Term. The term of the Company shall commence on the date the Certificate is filed in the office of the Secretary of State of the State of Delaware and shall continue until December 31, 2030, unless the Company is dissolved before such date in accordance with the provisions of this Agreement. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate in the manner required by the Delaware Act.

         Section 2.4 Registered Agent and Office. The Company's registered agent and office in the State of Delaware shall be CSC - Corporation Service Company, 1013 Centre Road, Wilmington (County of New Castle), Delaware 19805. At any time, the Members may designate another registered agent and/or registered office.

         Section 2.5 Principal Place of Business. The principal place of business of the Company shall be c/o Welsh, Carson, Anderson & Stowe, 320 Park Avenue, Suite 2500, New York, NY 10022. At any time, the Members may change the location of the Company's principal place of business.

         Section 2.6 Qualification in Other Jurisdictions. The Members shall, if required by law or if deemed advisable by the Members, cause the Company to be qualified, formed or registered


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under assumed or fictitious name statutes or similar laws in any jurisdiction in which the Company transacts business. Parent, as an authorized person within the meaning of the Delaware Act, shall execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.


                                   ARTICLE III

                        PURPOSE AND POWERS OF THE COMPANY

         Section 3.1 Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Delaware Act and engaging in any and all activities necessary, convenient, desirable or incidental to the foregoing, including, without limitation, acquiring, holding, managing, operating and disposing of securities of corporations, partnerships, limited liability companies and trusts.

         Section 3.2 Powers of the Company.

                 3.2.1 The Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purpose set forth in Section 3.1, including, but not limited to, the power:

                  3.2.1.1 to conduct its business, carry on its operations and have and exercise the powers granted to a limited liability company by the Delaware Act in any state, territory, district or possession of the United States, or in any foreign country that may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

                  3.2.1.2 to acquire by purchase, contribution of property or otherwise, own, hold, operate, maintain, finance, sell, convey, transfer, or dispose of any securities or other personal property that may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

                  3.2.1.3 to enter into, perform and carry out contracts of any kind, including, without limitation, contracts with any Member, any Affiliate thereof, or any agent of the Company necessary to, in connection with, convenient to, or incidental to the accomplishment of the purpose of the Company;

                  3.2.1.4 to purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and


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                  otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships (including, without limitation, the power to be admitted as a partner thereof and to exercise the rights and perform the duties created thereby), trusts, limited liability companies (including, without limitation, the power to be admitted as a member or appointed as a manager thereof and to exercise the rights and perform the duties created thereof), or individuals or direct or indirect obligations of the United States or of any government, state, territory, governmental district or municipality or of any instrumentality of any of them;

                  3.2.1.5 to lend money for its proper purpose, to invest and reinvest its funds, to take and hold real and personal property for the payment of funds so loaned or invested;

                  3.2.1.6 to sue and be sued, complain and defend, and participate in administrative or other proceedings, in its name;

                  3.2.1.7 to appoint employees and agents of the Company, and define their duties and fix their compensation;

                  3.2.1.8 to indemnify any Person in accordance with the Delaware Act and to obtain any and all types of insurance;

                  3.2.1.9 to cease its activities and cancel its Certificate;

                  3.2.1.10 to negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waive, execute, acknowledge or take any other action with respect to any lease, contract or security agreement in respect of any assets of the Company;

                  3.2.1.11 to borrow money and issue evidences of indebtedness, and to secure the same by a mortgage, pledge or other lien on the assets of the Company;

                  3.2.1.12 to pay, collect, compromise, litigate, arbitrate or otherwise adjust or settle any and all other claims or demands of or against the Company or to hold such proceeds against the payment of contingent liabilities; and

                  3.2.1.13 to make, execute, acknowledge and file any and all documents or instruments necessary, convenient or incidental to the accomplishment of the purpose of the Company.



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                  3.2.2 The Company may merge with, or consolidate into, another
         Delaware limited liability company or other business entity (as defined in Section 18-209(a) of the Delaware Act) upon the approval of all of the Members.
                                   ARTICLE IV

                        CAPITAL CONTRIBUTIONS, INTERESTS,
                          CAPITAL ACCOUNTS AND ADVANCES

         Section 4.1  Capital Contributions.

                  4.1.1 Each Member has contributed or is deemed to have contributed to the capital of the Company the amount set forth opposite the Member's name on Schedule A attached hereto. The agreed value of the Capital Contributions made or deemed to have been made by each Member shall be set forth on Schedule A.

                  4.1.2 No Member shall be required to make any additional capital contribution to the Company. However, a Member may make additional capital contributions to the Company with the written consent of all of the Members.

         Section 4.2 Member's Interest. A Member's Interest shall for all purposes be personal property. A Member has no interest in specific Company property.

         Section 4.3  Status of Capital Contributions.

                 4.3.1 Except as otherwise provided in this Agreement, the amount of a Member's Capital Contributions may be returned to it, in whole or in part, at any time, but only with the consent of all of the Members. Any such returns of Capital Contributions shall be made to all Members in proportion to the Percentage Interests. Notwithstanding the foregoing, no return of a Member's Capital Contributions shall be made hereunder if such distribution would violate applicable state law. Under circumstances requiring a return of any Capital Contribution, no Member shall have the right to demand or receive property other than cash, except as may be specifically provided in this Agreement.

                 4.3.2 No Member shall receive any interest, salary or drawing with respect to its Capital Contributions or its Capital Account or for services rendered on behalf of the Company or otherwise in its capacity as a Member, except as otherwise specifically provided in this Agreement.

                 4.3.3 Except as otherwise provided herein and by applicable state law, the Members shall be liable only to make their capital contributions pursuant to Section 4.1 hereof, and no Member shall be required to lend any funds to the Company or, after a


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         Member's Capital Contributions have been fully paid pursuant to Section
         4.1 hereof, to make any additional capital contributions to the Company. No Member shall have any personal liability for the repayment of any Capital Contribution of any other Member.

         Section 4.4  Capital Accounts.

                  4.4.1 An individual Capital Account shall be established and maintained for each Member.

                  4.4.2 The Capital Account of each Member shall be maintained in accordance with the following provisions:

                  4.4.3 to such Member's Capital Account there shall be credited such Member's Capital Contributions (consisting of cash or the fair market value of any property net of any liabilities secured by such contributed property that the Company is considered to assume or take subject to under Section 752 of the Code); such Member's distributive share of Profits; and such Member's distributive share of other items of income, gain or credits; and

                  4.4.4 from such Member's Capital Account there shall be debited the amount of cash and the fair market value of property distributed by the Company to such Member (net of liabilities secured by such distributed property which the Member is considered to assume or take subject to under
                  Section 752 of the Code); such Member's distributive share of Losses; and such Member's distributive share of other items of loss or deduction.

         Section 4.5 Advances. If any Member shall advance any funds to the Company in excess of its Capital Contributions, the amount of such advance shall neither increase its Capital Account nor entitle it to any increase in its share of the distributions of the Company. The amount of any such advance shall be a debt obligation of the Company to such Member and shall be subject to such terms and conditions acceptable to the Company and each Member. Any such advance shall be payable and collectible only out of Company assets, and the other Members shall not be personally obligated to repay any part thereof. No Person who makes any nonrecourse loan to the Company shall have or acquire, as a result of making such loan, any direct or indirect interest in the profits, capital or property of the Company, other than as a creditor.


                                    ARTICLE V

                                     MEMBERS


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         Section 5.1 Powers of Members. The Members shall have the power to exercise any and all rights or powers granted to the Members pursuant to the express terms of this Agreement and the Delaware Act.

         Section 5.2 Reimbursements. The Company shall reimburse the Members for all ordinary and necessary out-of-pocket expenses incurred by the Members on behalf of the Company. Such reimbursement shall be treated as an expense of the Company that shall be deducted in computing the Net Cash Flow and shall not be deemed to constitute a distributive share of Profits or a distribution or return of capital to any Member.

         Section 5.3 Partition. Each Member waives any and all rights that it may have to maintain an action for partition of the Company's property.

         Section 5.4 Resignation. A Member may not resign from the Company without the written consent of all of the other Members.


                                   ARTICLE VI

                                   MANAGEMENT

         Section 6.1 Management of the Company.

                 6.1.1 In accordance with Section 18-402 of the Delaware Act, management of the Company shall be vested in the Members. Except as otherwise expressly provided herein, whenever this Agreement requires or permits actions to be taken by the Members, the decision by Members owning more than fifty percent (50%) of the Percentage Interests shall control.

                6.1.2 The Members shall have full, exclusive and complete discretion to manage the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to take such actions as they deem necessary or appropriate to accomplish the purpose of the Company as set forth herein. There shall not be a "manager" (within the meaning of the Delaware Act) of the Company.

               6.1.3 With respect to third parties, each Member is an agent of the Company's business, and each Member may bind the Company. If a Member binds the Company, but did not have the authority to so act under this Agreement (including by failing to obtain necessary consents from other Members), in addition to any other remedy (at law or in equity) that may be available against such Member, such Member shall be liable for all damages caused by breaching this Agreement.



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         Section 6.2 Reliance by Third Parties. Any Person dealing with the
Company or any Member may rely upon a certificate signed by any Member as to:

                 6.2.1    the identity of a Member of the Company;

                 6.2.2 the existence or non-existence of any fact or facts which constitute a condition precedent to acts by the Members or in any other manner germane to the affairs of the Company;

                 6.2.3 the Persons who are authorized to execute and deliver any instrument or document of, or on behalf of, the Company; or

                 6.2.4 any act or failure to act by the Company or as to any other matter whatsoever involving the Company or any Member.


                                   ARTICLE VII

                             AMENDMENTS AND MEETINGS

         Section 7.1 Amendments. Any amendment to this Agreement shall be adopted and be effective as an amendment hereto if it receives the affirmative vote of all of the Members; provided that such amendment be in writing and executed by all of the Members.

         Section 7.2 Meetings of the Members.

                  7.2.1 Meetings of the Members may be called at any time by any Member. Notice of any meeting shall be given to all Members not less than two (2) days nor more than thirty (30) days prior to the date of such meeting. Each Member may authorize any Person to act for it by proxy on all matters in which a Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Member or its attorney-in-fact.

                  7.2.2 The Members shall establish all other provisions relating to meetings of Members, including notice of the time, place or purpose of any meeting at which any matter is to be voted on by any Members, waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, voting in person or by proxy or any other matter with respect to the exercise of any such right to vote.

                  7.2.3 The Company may take any action contemplated by this Agreement as approved by the unanimous written consent of the Members.


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                                  ARTICLE VIII

                                   ALLOCATIONS

         Section 8.1  Profits and Losses.

                  8.1.1 Subject to the allocation rules of Section 8.2 hereof, Profits for any Fiscal Year shall be allocated among the Members in proportion to the Percentage Interests.

                  8.1.2 Subject to the allocation rules of Section 8.2 hereof, Losses for any Fiscal Year shall be allocated among the Members in proportion to the Percentage Interests.

         Section 8.2  Allocation Rules.

                  8.2.1 For purposes of determining the Profits, Losses or any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the Members using any method that is permissible under
         Section 706 of the Code and the Treasury Regulations thereunder.

                  8.2.2 Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction and any other allocations not otherwise provided for shall be divided among the Members in the same proportions as they share Profits and Losses for the Fiscal Year in question.

                  8.2.3 The Members are aware of the income tax consequences of the allocations made by this Article VIII and hereby agree to be bound by the provisions of this Article VIII in reporting their shares of Company income and loss for income tax purposes.

                  8.2.4 The Members intend that the allocation provisions set forth in this Agreement are intended to comply with Section 704(b) of the Code and the Treasury Regulations issued thereunder and the provisions are to be interpreted in a manner consistent with those Treasury Regulations.

         Section 8.3 Tax Allocations; Section 704(c) of the Code. In accordance with Section 704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for income tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial fair market value.


                                   ARTICLE IX


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                                  DISTRIBUTIONS

         Section 9.1 Net Cash Flow. Except as otherwise provided in Article XV hereof (relating to the dissolution of the Company), any distribution of the Net Cash Flow during any Fiscal Year shall be made to the Members in proportion to the Percentage Interests.

         Section 9.2 Distribution Rules. All distributions pursuant to Section
9.1 hereof shall be at such times and in such amounts as shall be determined by the Members.

         Section 9.3 Limitations on Distribution. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Delaware Act or other applicable law.


                                    ARTICLE X

                                BOOKS AND RECORDS

         Section 10.1  Books, Records and Financial Statements.

                  10.1.1 At all times during the continuance of the Company, the Company shall maintain, at its principal place of business, separate books of account for the Company that shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the operation of the Company business in accordance with generally accepted accounting principles consistently applied, and, to the extent inconsistent therewith, in accordance with this Agreement. Such books of account, together with a copy of this Agreement and of the Certificate, shall at all times be maintained at the principal place of business of the Company and shall be open to inspection and examination at reasonable times by each Member and its duly authorized representative for any purpose reasonably related to such Member's interest in the Company.

                  10.1.2 The Members shall prepare and maintain, or cause to be prepared and maintained, the books of account of the Company. The Members shall prepare and file, or cause to be prepared and filed, all applicable federal and state tax returns.

         Section 10.2 Accounting Method. For both financial and tax reporting purposes and for purposes of determining Profits and Losses, the books and records of the Company shall be kept on the accrual method of accounting applied in a consistent manner and shall reflect all Company transactions and be appropriate and adequate for the Company's business.


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         Section 10.3 Annual Audit. At any time at a Member's sole discretion, the financial statements of the Company may be audited by an independent certified public accountant, selected by such Member, with such audit to be accompanied by a report of such accountant containing its opinion. The cost of such audits will be an expense of the Company. A copy of any such audited financial statements and accountant's report will be made available for inspection by the Members.


                                   ARTICLE XI

                                   TAX MATTERS

          Section 11.1  Tax Matters Partner.

                  11.1.1 Parent is hereby designated as "Tax Matters Partner" of the Company for purposes of Section 6231(a)(7) of the Code. Parent may not choose a forum for the resolution of tax matters or extend any statute of limitation without the written consent of all of the Members.

                  11.1.2 The Tax Matters Partner shall, within ten (10) days of the receipt of any notice from the Internal Revenue Service in any administrative proceeding at the Company level relating to the determination of any Company item of income, gain, loss, deduction or credit, mail or otherwise deliver a copy of such notice to each Member.

          Section 11.2 Taxation as Partnership. The Company shall be treated as a partnership for U.S. federal income tax purposes.


                                   ARTICLE XII

                   LIABILITY, EXCULPATION AND INDEMNIFICATION

         Section 12.1 Liability. Except as otherwise provided by the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Covered Person.

         Section 12.2  Exculpation.

                 12.2.1 No Covered Person shall be liable to the Company or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a


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         manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's gross negligence or willful misconduct.

                  12.2.2 A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, Profits,
         Losses or Net Cash Flow or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

         Section 12.3 Fiduciary Duty. To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any Member for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person.

         Section 12.4 Indemnification. To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 12.4 shall be provided out of and to the extent of Company assets only, and no Covered Person shall have any personal liability on account thereof.

         Section 12.5 Expenses. To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in
Section 12.4 hereof.

         Section 12.6 Insurance. The Company may purchase and maintain insurance, to the extent and in such amounts as the Members shall, in their sole discretion, deem reasonable, on behalf of Covered Persons and such other Persons as the Members shall determine, against any liability that may be asserted against or expenses that may be incurred by any such Person in connection with the activities of the Company or such indemnities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement. The Members and the Company may enter into indemnity contracts with Covered Persons and such other Persons as the Members shall determine and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under Section 12.5 hereof and containing such other procedures regarding indemnification as are appropriate.

         Section 12.7 Outside Businesses. Any Member or Affiliate thereof may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company, and the Company and the Members shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Company, shall not be deemed wrongful or improper. No Member or Affiliate thereof shall be obligated to present any particular investment opportunity to the Company even if such opportunity is of a character that, if presented to the Company, could be taken by the Company, and any Member or Affiliate thereof shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment opportunity.


                                  ARTICLE XIII

                               ADDITIONAL MEMBERS

         Section 13.1 Admission. By approval of all of the Members, the Company is authorized to admit any Person as an additional member of the Company (each, an "Additional Member" and collectively, the "Additional Members"). Each such Person shall be admitted as an Additional Member at the time such Person (i) executes this Agreement or a counterpart of this Agreement and (ii) is named as a Member on Schedule A hereto. The legal fees and expenses associated with such admission shall be borne by the Company.

         Section 13.2 Allocations. Additional Members shall not be entitled to any retroactive allocation of the Company's income, gains, losses, deductions, credits or other items; provided that, subject to the restrictions of Section 706(d) of the Code, Additional Members shall be entitled to their respective share of the Company's income, gains, losses, deductions, credits and other items arising under contracts entered into before the effective date of the admission of any Additional Members to the extent that such income, gains, losses, deductions, credits and other items arise after such effective date. To the extent consistent with Section 706(d) of the Code and Treasury Regulations promulgated thereunder, the Company's books may be closed at the time Additional Members are admitted (as though the Company's tax year had ended) or the Company may credit to the Additional Members pro rata allocations of the Company's income, gains, losses, deductions, credits and items for that portion of the Company's Fiscal Year after the effective date of the admission of the Additional Members.


                                   ARTICLE XIV

                      ASSIGNABILITY AND SUBSTITUTE MEMBERS

         Section 14.1 Assignability of Interests. No Member may assign the whole or any part of its Interests.

         Section 14.2 Recognition of Assignment by Company. No assignment or pledge of any Interest, or any part thereof, that is in violation of this
Article XIV shall be valid or effective, and neither the Company nor the Members shall recognize the same for the purpose of making distributions pursuant to this Agreement. Neither the Company nor the Members shall incur any liability as a result of refusing to make any such distributions to the assignee of any such invalid assignment.

         Section 14.3 Pledge. No Member may pledge or otherwise encumber the whole or any part of its Interests.


                                   ARTICLE XV

                    DISSOLUTION, LIQUIDATION AND TERMINATION

         Section 15.1 No Dissolution. The Company shall not be dissolved by the admission of Additional Members in accordance with the terms of this Agreement.

         Section 15.2 Events Causing Dissolution. The Company shall be dissolved and its affairs shall be wound up upon the occurrence of any of the following events:

                  15.2.1 the expiration of the term of the Company, as provided in Section 2.3 hereof;

                  15.2.2   the written consent of all Members;

                  15.2.3 the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member or the occurrence of any other event under the Delaware Act that terminates the continued membership of a Member in the Company unless, within ninety (90) days after the occurrence of such an event, all of the remaining Members agree in writing to continue the business of the Company; or

                 15.2.4 the entry of a decree of judicial dissolution under
         Section 18-802 of the Delaware Act.

         Section 15.3 Liquidation. Upon dissolution of the Company, the Members shall carry out the winding up of the Company and shall immediately commence to wind up the Company's affairs; provided, however, that a reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the satisfaction of liabilities to creditors so as to enable the Members to minimize the normal losses attendant upon a liquidation. The Members shall continue to share Profits and Losses during liquidation in the same proportions, as specified in Article VIII hereof, as before liquidation. The proceeds of liquidation shall be distributed in the following order and priority:


                 15.3.1 to creditors of the Company, including Members who are creditors, to the extent otherwise permitted by law, in satisfaction of the liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof); and

                 15.3.2 to the Members in accordance with their Capital Account balances, after giving effect to all contributions, distributions and allocations for all periods.

         Section 15.4 Termination. The Company shall terminate when all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the Members in the manner provided for in this Article XV and the Certificate shall have been canceled in the manner required by the Delaware Act.

         Section 15.5 Claims of the Members. The Members and former Members shall look solely to the Company's assets for the return of their Capital Contributions, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such Capital Contributions, the Members and former Members shall have no recourse against the Company or any other Member.


                                   ARTICLE XVI

                                  MISCELLANEOUS

         Section 16.1 Notices. All notices provided for in this Agreement shall be in writing, duly signed by the party giving such notice, and shall be delivered, mailed via an overnight courier service, telecopied or mailed by registered or certified mail, as follows:

                 16.1.1 If given to the Company, to the address set forth in
         Section 2.5 hereof.

                  16.1.2 If given to any Member, to the address set forth opposite its name on Schedule A attached hereto, or at such other address as such Member may hereafter designate by written notice to the Company.

All such notices shall be deemed to have been given when received.

         Section 16.2 Failure to Pursue Remedies. The failure of any party to seek redress for violation of, or to insist upon the strict performance of, any provision of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

         Section 16.3 Cumulative Remedies. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

         Section 16.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, legal representatives and assigns.

         Section 16.5 Interpretation. Throughout this Agreement, nouns, pronouns and verbs shall be construed as masculine, feminine, neuter, singular or plural, whichever shall be applicable. All references herein to "Articles," "Sections" and "Paragraphs" shall refer to corresponding provisions of this Agreement.

         Section 16.6 Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

         Section 16.7 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one instrument.

         Section 16.8 Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

         Section 16.9 Governing Law. This Agreement and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of Delaware, and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.


MEMBERS:

CENTENNIAL FINANCE CORP.


By:   /s/ Michael J. Small
      -------------------------
Name:   Michael J. Small
Title:  Chief Executive Officer

                                   SCHEDULE A

                                     MEMBERS


                           Mailing                    Capital          Agreed            Percentage
Name                       Address                   Contribution       Value             Interest
----                       -------                   ------------      -------           ----------
Centennial Finance Corp.   320 Park Avenue              $100             $100               100%
                           Suite 2500
                           New York, NY 10022


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